UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 29, 2016

The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 U.S. Hwy 98 West, Hattiesburg, MS	39402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(601) 268-8998

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders. At a special meeting held December 29, 2016, the shareholders of The First Bancshares, Inc. (the “Company”) approved the the issuance of 3,563,380 shares of the Company’s common stock for purposes of NASDAQ Listing Rule 5635 upon the conversion of an equivalent number of shares of Mandatorily Convertible Non-Cumulative Non-Voting Perpetual Preferred Stock, Series E, as well as the adjournment of the Special Meeting, if necessary or appropriate to solicit additional proxies. As of the record date, there were 5,428,017 shares entitled to vote, of which 3,953,452 shares, or 72.84%, were voted in person or by proxy at the special meeting. Results are set forth below:

Item 1. Conversion of Convertible Preferred Stock

Votes For	Votes Against	Abstained	Non-Votes

3,921,358	30,099	1,995	0

Item 2. Approval of an Adjournment or Postponement of the Meeting
Votes For	Votes Against	Abstained	Non-Votes

30,905,292	45,070	3,090	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First Bancshares, Inc.
(Registrant)

Date: December 30, 2016

/s/ Dee Dee Lowery
Name: Dee Dee Lowery
Title: EVP and CFO